Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach Chief Financial Officer (714) 885-3695	Press Contact: Robin Austin Sr. Manager, Public Relations (714) 885-3462

EMULEX ANNOUNCES PRELIMINARY FOURTH QUARTER RESULTS

     COSTA MESA, Calif., June 30, 2004 — Emulex Corporation (NYSE:ELX), the world leader in Fibre Channel host bus adapters and a provider of intelligent building blocks for the storage networking industry, today announced that it expects to report revenues of approximately $85-86 million for the fourth fiscal quarter ended June 2004, compared to the range of $100-103 million projected during the Company’s third quarter conference call in April 2004. The Company expects non-GAAP earnings per share for its fourth fiscal quarter to approximate $0.18 per share, compared to the prior projection of up to $0.25 per share. On a GAAP basis, excluding any unusual one-time charges, the Company expects to report earnings of approximately $0.10 per share.

     “Although demand or sell-through associated with three out of our top four OEMs grew sequentially, tepid demand from two OEMs during the end of our fourth quarter resulted in lower than expected revenue,” said Paul Folino, Emulex Chairman and CEO. “Revenue from InSpeed storage switching products grew year to year and contributed more than 10% of quarterly revenue, but declined sequentially from the strong sequential growth seen in the third quarter.”

     Mr. Folino noted, “Based on recent and ongoing customer discussions, we believe that another major OEM will move to a hub-based inventory model for most of its products by the end of the calendar year. In anticipation of this transition, Emulex took action to reduce channel inventories at the end of the fourth quarter.” Although the Company indicated the change to a hub-based model will not affect end-user demand for Emulex products, the interim financial

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Emulex Announces Preliminary Fourth Quarter Results
June 30, 2004

impact of this transition is expected to be a reduction in first quarter fiscal 2005 revenue by as much as $10 million below actual demand levels as stocking inventory of Emulex HBAs is sold. As a result, the Company expects that revenue for the first fiscal quarter ending September 2004 could approximate $75-76 million, before recovering in the second quarter ending December 2004 to patterns that reflect actual end-user demand.

     “Despite the challenges encountered during our fourth quarter, industry fundamentals appear solid as the shortfall in fourth quarter revenue is largely related to interim issues at a couple of OEM customers,” said Folino. “The upcoming transition to a hub based program will align all of our top OEMs to a common model. While we do expect to implement modest cost containment measures to control operating expenses during the first quarter, with no change in the industry outlook, we will continue to invest in revenue growth opportunities in the storage networking market, which reflects our confidence in our future growth potential.”

     “Today, we believe Emulex remains very well positioned competitively in the HBA market, and we are succeeding in the next generation of design wins with growing momentum,” noted Folino. “During the fourth quarter, we captured our first design wins for our next generation 4 gigabit HBA solutions. We are just beginning to benefit from the ramp of commercial OEM shipments of products based on our cost-reduced, native dual channel ASIC, Thor, which positions us well for our traditional high-end and midrange HBAs as well as our newly introduced family of SMB HBAs. Furthermore, by the end of the calendar year, we expect three currently unannounced OEMs to launch commercial shipments of next generation storage arrays that embed Emulex InSpeed Switch On Chip (SOC) and root switch solutions.”

     Emulex will announce its final fourth quarter and year-end financial and operating results on August 5, 2004, and will provide additional information and commentary during its regularly scheduled quarterly conference call on that date.

Note Regarding Non-GAAP Financial Information. The projected non-GAAP financial information included in this press release is not prepared in accordance with GAAP as it excludes benefits related to an inventory charge, gains or losses on the repurchase of convertible subordinated notes and litigation settlements, as well as charges relating to the amortization of stock-based compensation and in-process research and development charges. The projected non-GAAP financial information also excludes any acquisition-related charges associated with the acquisitions of Giganet, Vixel and the technology assets of Trebia Networks. Management

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Emulex Announces Preliminary Fourth Quarter Results
June 30, 2004

believes that the presentation of Non-GAAP information may provide useful information to investors because Emulex has historically provided this information and understands that some investors consider it useful in evaluating Emulex’s core business. Management also uses this non-GAAP information, along with the GAAP information, in evaluating Emulex’s business for these purposes. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other pro forma measures used by other companies.

About Emulex

     Emulex Corporation is the world leader in Fibre Channel HBAs and delivers a broad range of intelligent building blocks for next generation storage networking systems. Emulex ranked number 15 in Deloitte & Touche’s 2003 Technology Fast 50.

     The world’s leading server and storage providers rely on Emulex HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. The Emulex award-winning product families, including its LightPulse™ HBAs and InSpeed™ embedded storage switching products, are based on internally developed ASIC, firmware and software technologies, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Ltd., Fujitsu Siemens, Groupe Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, Quantum Corp., StorageTek, Sun Microsystems, Unisys and Xyratex. In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic partners. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

EMULEX / We network storage

“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those regarding our expected financial results, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the fact that the economy generally, and the technology and storage segments specifically, continue to be in

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Emulex Announces Preliminary Fourth Quarter Results
June 30, 2004

a state of uncertainty making it difficult to determine if past experience is a good guide to the future and making it impossible to determine if markets will grow or shrink in the short term. Our results have been significantly impacted by a widespread slowdown in technology investment that has also pressured the storage networking market that is the mainstay of our business. A continued downturn in information technology spending could adversely affect our revenues and results of operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of our OEM customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; the variability in the level of our backlog and the variable booking patterns of our customers; the effects of terrorist activities and resulting political or economic instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; our ability and the ability of our OEM customers to keep pace with the rapid technological changes in our industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer product platforms; possible transitions from board level to application specific computer chip solutions for selected applications; a shift in unit product mix from high-end to midrange products; a decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of our intellectual property protection or the potential for third-party claims of infringement; our ability to attract and retain key technical personnel; our dependence on foreign sales; and the effect of acquisitions, changes in tax rates or changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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